Registration No. 333-148194

Registration No. 333-148193

Registration No. 333-119152

Registration No. 333-30512

Registration No. 333-86069

Registration No. 333-86071

Registration No. 333-77879

Registration No. 333-63393

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-148194

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-148193

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-119152

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-30512

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-86069

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-86071

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-77879

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-63393

Under The Securities Act of 1933

CSK AUTO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0765798
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave., Suite 400 Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

CSK Auto Corporation 2004 Stock and Incentive Plan

CSK Auto Corporation Restricted Stock Unit Agreement with Lawrence N. Mondry

CSK Auto Corporation Nonqualified Stock Option Agreement with Lawrence N. Mondry

CSK Auto Corporation 2000 Senior Executive Stock Loan Plan

CSK Auto Corporation 1999 Employee Stock Option Plan

CSK Auto, Inc. Retirement Program

CSK Auto Corporation 1996 Associate Stock Option Plan

CSK Auto Corporation 1996 Executive Stock Option Plan

CSK Auto Corporation Directors Stock Plan

Executive Stock Option Program

Thomas McFall

CSK Auto Corporation

645 E. Missouri Ave., Suite 400

Phoenix, Arizona 85012

(Name and Address of Agent for Service)

(602) 265-9200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Peter C. Krupp, Esq.

Kimberly A. deBeers, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

TERMINATION OF REGISTRATION

This Post-Effective Amendment (the “Amendment”), filed by CSK Auto Corporation (the “Company”), deregisters all securities that had been registered for issuance under the following Registration Statements on Form S-8 (together, the “Registration Statements”) that remain unsold upon the termination of the offerings covered by each of the Registration Statements:

•	File No. 333-148194, which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 20, 2007;

•	File No. 333-148193, which was filed with the SEC and became effective on December 20, 2007;

•	File No. 333-119152, which was filed with the SEC and became effective on September 21, 2004;

•	File No. 333-30512, which was filed with the SEC and became effective on February 16, 2000;

•	File No. 333-86069, which was filed with the SEC and became effective on August 27, 1999;

•	File No. 333-86071, which was filed with the SEC and became effective on August 27, 1999;

•	File No. 333-77879, which was filed with the SEC and became effective on May 5, 1999; and

•	File No. 333-63393, which was filed with the SEC and became effective on September 15, 1998.

On July 11, 2008, pursuant to the Agreement and Plan of Merger, dated as of April 1, 2008, among O’Reilly Automotive, Inc., a Missouri corporation (“O’Reilly”), OC Acquisition Company, a Delaware corporation and an indirect wholly-owned subsidiary of O’Reilly (“Merger Sub”) and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly-owned subsidiary of O’Reilly. The Merger became effective on July 11, 2008 as a result of the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. As a result, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements, the Company hereby removes from registration all securities under the Registration Statements which remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Springfield, Missouri, on July 29, 2008.

CSK AUTO CORPORATION

By:	/s/ Gregory Henslee
Gregory Henslee
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
	Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2008
/s/ Gregory Henslee
Gregory Henslee

	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 29, 2008
/s/ Thomas McFall
Thomas McFall

	Director	July 29, 2008
/s/ David O’Reilly
David O’Reilly